                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                          ----------------------------------

                                       FORM 8-K

                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



                                  September 10, 1998
                   Date of report (Date of earliest event reported)


                              GREAT LAKES AVIATION, LTD.
                  (Exact Name of Registrant as Specified in Charter)

       IOWA                         000-23224               41-1135319

(State or Other                (Commission File Number)     (IRS Employer
Jurisdiction                                                Identification No.)
of Incorporation)

                     1965 330th Street, Spencer, Iowa 51301-9211
                     -------------------------------------------
                       (Address of Principal Executive Offices)



                                    (712) 262-1000
                                    --------------
                 (Registrant's telephone number, including area code)



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ITEM 5. OTHER EVENTS.

     On July 14, Great Lakes Aviation, Ltd. (the "Company") announced that the listing of its Common Stock would be moved from the NASDAQ National Market System to the NASDAQ SmallCap Market pursuant to an exception from the net tangible asset continued listing requirement. As discussed in the Company's Form 10-Q for the quarter ended June 30, 1998, NASDAQ required that the Company demonstrate that it has net tangible assets of at least $4.0 million as of August 31, 1998.

     Recent earnings and a $2.0 million private placement of Common Stock have increased the Company's net tangible assets to over $4.0 million. A pro forma, unaudited Consolidated Balance Sheet as of August 31, 1998, reflecting the recent private placement and application of certain of the proceeds to reduce short-term debt and other current liabilities is filed as an exhibit to this Form 8-K. This Balance Sheet indicates that the NASDAQ net tangible asset listing requirement has been satisfied. As of the date of this filing, the Company is requesting that NASDAQ accept the Company's compliance with the continued listing requirements.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     A pro forma unaudited Consolidated Balance Sheet as of August 31, 1998 is filed herewith as Exhibit 99.1.


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                                    EXHIBIT INDEX


Exhibit Number                     Description
--------------                     -----------
  99.1                             Pro forma unaudited Consolidated Balance
                                   Sheet as of August 31, 1998


                                      SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 10, 1998.          By: /s/ Richard A. Hanson
                                      ----------------------
                                      Name: Richard A. Hanson
                                      Title: Vice President and Controller